Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated March 25, 2024 with respect to the audited financial statements of Cetus Capital Acquisition Corp. (the “Company”) as of December 31, 2023 and 2022, for the year ended for the year ended December 31, 2023 and for the period from June 7, 2022 (inception) through December 31, 2022.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 22, 2025